UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2012

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Change in Control Agreement for Chief Executive Officer

Effective December 17, 2012, pursuant to approval of the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Cree, Inc. (the “Company”), the Company and Charles M. Swoboda, the Company's Chairman, Chief Executive Officer and President, entered into a Change in Control Agreement for Chief Executive Officer (the “CEO Agreement”), which supersedes and replaces Mr. Swoboda's Executive Change in Control Agreement dated August 18, 2008.

The CEO Agreement provides that Mr. Swoboda will continue to serve as the Company's Chairman of the Board, President and Chief Executive Officer as an at-will employee. In addition, the CEO Agreement requires Mr. Swoboda to be nominated each year to serve as a member of the Company's Board of Directors. The current term of the CEO Agreement ends on December 17, 2013. Thereafter, the term will automatically renew for successive one-year renewal periods on each anniversary of the effective date of the CEO Agreement unless either party provides the other party with at least 90 days' prior written notice of non-renewal.

The CEO Agreement provides that Mr. Swoboda's annual base salary is an amount determined by the Compensation Committee. In addition, Mr. Swoboda will be eligible to receive incentive compensation upon the achievement of certain performance goals set by the Compensation Committee, and his annual target incentive award level will be set by the Compensation Committee, and Mr. Swoboda will also be eligible to receive long-term incentives subject to the terms and conditions established by the Compensation Committee and the Company's 2004 Long-Term Incentive Compensation Plan (or any successor thereto). The CEO Agreement also provides that Mr. Swoboda is entitled to participate in certain benefit plans of the Company as well as to be reimbursed for certain reasonable travel, entertainment and other expenses in connection with his services to the Company.

Mr. Swoboda is an at-will employee, meaning that he can be terminated at any time with or without cause upon written notice by the Company. In connection with any termination of Mr. Swoboda's employment, he will be entitled to all payments and benefits that he would be entitled to as an employee of the Company in the absence of the CEO Agreement. In addition, he may be entitled to severance benefits if his employment is terminated in connection with a change in control, which means, for purposes of the CEO Agreement, such termination occurs either within (i) the period of time between the commencement of a tender offer or the Company and another party entering into a written agreement that contemplates a transaction, the consummation of either of which would result in a change in control and the occurrence of either the resulting change in control or the termination or expiration of the tender offer or the written agreement without the occurrence of a change in control, or (ii) 24 months following a change in control.

If Mr. Swoboda's employment is terminated by the Company without cause, but not as a result of his death or long-term disability, or by Mr. Swoboda for good reason, and the termination is in connection with a change in control, then he also will receive (i) continued payment of his base salary for 24 months, (ii) a lump sum payment equal to two times his target annual incentive award for the fiscal year in which the termination occurs, and a lump sum payment equal to his target annual incentive award for the fiscal year in which the termination occurs, prorated to the date of termination, (iii) a lump sum payment equal to 24 multiplied by the COBRA premium in effect for the type of medical, dental and vision coverage then in effect for Mr. Swoboda, and (iv) full accelerated vesting with respect to Mr. Swoboda's then outstanding, unvested stock options, time-vested restricted stock and other equity awards that vest solely based on the passage of time.

In addition, if any payment or benefit Mr. Swoboda receives from the Company or any person whose actions result in a change in control would be considered a parachute payment under Section 280G of the Code and the aggregate present value of the parachute payment reduced by any excise tax imposed would be less than three times Mr. Swoboda's “base amount” as defined in Section 280G of the Code, then in lieu of that portion of the payments to which Mr. Swoboda would otherwise be entitled under (i) through (iii) above, Mr. Swoboda will receive a total amount (if any) such that the aggregate present value of the payments is equal to 2.99 times such base amount. This amount will be apportioned and substituted for the amounts that otherwise would have been payable under (i) through (iii) and paid on the same schedule as those amounts.

As a condition to the receipt of the severance benefits described in the prior paragraphs, Mr. Swoboda must (i) sign and not revoke a release of claims, (ii) refrain from disparaging the Company, its directors or officers for 24 months after termination, and (iii) continue to comply with the terms of the standard form of employee agreement regarding confidential information, intellectual property and noncompetition between Mr. Swoboda and the Company (the “Confidential Information Agreement”), as amended by the CEO Agreement. Under the noncompetition provisions of the Confidential Information Agreement and subject to certain limited exceptions, an employee is restricted while employed by the Company and for a period of time following the termination of his or her employment from (i) performing services for any competing business, whether as an employee, officer, director, consultant, agent, contractor or in any other capacity, (ii) being the beneficial owner of an equity interest in any competing business, (iii) requesting any present or future customers or suppliers of the Company to curtail or cancel business with the Company, or (iv) inducing or attempting to influence any employee of the Company to terminate his or her employment with the Company. Competing business includes any entity that is conducting research directed to, developing, manufacturing, marketing, distributing, or selling any product, service or technology that is competitive with any product, service or technology that the Company is developing, manufacturing, marketing, distributing, selling or conducting research directed to, at the time or during the period specified in the Confidential Information Agreement.

In the event of a dispute relating to the CEO Agreement arising during the term of Mr. Swoboda's employment or within three years following termination of the CEO Agreement, the Company will reimburse Mr. Swoboda for the fees and expenses he incurs in connection with the dispute on a quarterly basis. In the event Mr. Swoboda does not prevail on at least one material issue or if an arbitrator determines that Mr. Swoboda's legal positions were frivolous or without legal foundation, (i) Mr. Swoboda will repay the Company amounts previously reimbursed, and (ii) Mr. Swoboda will reimburse the Company for its fees and expenses.

Change in Control Agreement for Section 16 Officers other than the Chief Executive Officer

On December 17, 2012, pursuant to approval of the Compensation Committee, the Company entered into a Change in Control Agreement for Section 16 Officers other than the Chief Executive Officer (the “Executive Officer Agreement”) with each of the following persons, each of whom is an executive officer of the Company: Michael E. McDevitt, Norbert W. G. Hiller and Tyrone D. Mitchell, Jr.

The Executive Officer Agreement provides that the executive will continue to serve in his current executive officer position as an at-will employee. The term of the Executive Officer Agreement continues so long as the executive is employed by the Company and designated by the Company, at its discretion and consistent with applicable law, as being subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

The Executive Officer Agreement provides that the executive's annual base salary is an amount determined by the Compensation Committee. In addition, the executive is eligible to receive incentive compensation upon the achievement of individual performance goals set by the Chief Executive Officer and corporate performance goals set by the Compensation Committee, and his annual target incentive award level will be determined by the Compensation Committee. Consistent with the CEO Agreement, the Executive Officer Agreement also provides that the executive is eligible to receive long-term incentive compensation, participate in employee benefit plans and be reimbursed for certain reasonable expenses.

The executive may be entitled to severance benefits if his employment is terminated in connection with a change in control, which means, for purposes of the Executive Officer Agreement, such termination occurs either within (i) the period of time between the commencement of a tender offer or the Company and another party entering into a written agreement that contemplates a transaction, the consummation of either of which would result in a change in control and the occurrence of either the resulting change in control or the termination or expiration of the tender offer or the written agreement without the occurrence of a change in control, or (ii) 12 months following a change in control.

If the executive's employment is terminated by the Company without cause during the term of the Executive Officer Agreement, but not as a result of his death or long-term disability, or by the executive for good reason, and the termination is in connection with a change in control, then he also will receive (i) continued payment of his base salary for 12 months, (ii) except as provided in the last sentence of this paragraph, a lump sum payment equal to his target annual incentive award for the fiscal year in which the termination occurs (consisting of both the individual performance component and the corporate performance component), and a lump sum payment equal to his target annual incentive award for the fiscal year in which the termination occurs (consisting of both the individual performance component and the corporate performance component), prorated to the date of termination, (iii) a lump sum payment equal to 12 multiplied by the COBRA premium in effect for the type of medical, dental and vision coverage then in effect for the executive, and (iv) full accelerated vesting with respect to the executive's then outstanding, unvested stock options, time-vested restricted stock and other equity awards that vest solely based on the passage of time. Notwithstanding clause (ii) above, if the termination occurs during the Company's fiscal year ending in June 2013 (the “2013 Fiscal Year”), then the executive will not receive the payments described in clause (ii) above and instead will receive any award to which the executive may become entitled for the 2013 Fiscal Year under the terms of the Company's Management Incentive Compensation Plan (the “MICP”) and a lump sum payment equal to (A) plus (B) minus (C), where (A) is equal to the executive's target annual incentive award (consisting of both the individual performance component and the corporate performance component) for the 2013 Fiscal Year, (B) is equal to the executive's target annual incentive award (consisting of both the individual performance component and the corporate performance component) for the 2013 Fiscal Year, prorated to the date of termination, and (C) is equal to the award (if any) to which the executive becomes entitled for the 2013 Fiscal Year under the MICP. The Executive Officer Agreement also contains 280G parachute payment provisions consistent with those contained in the CEO Agreement.

As a condition to the receipt of the severance benefits described in the prior paragraph, the executive must (i) sign and not revoke a release of claims, (ii) refrain from disparaging the Company, its directors or officers for 12 months after termination, and (iii) continue to comply with the terms of the Confidential Information Agreement between the executive and the Company. The Executive Officer Agreement contains dispute resolution provisions consistent with those contained in the CEO Agreement.

The foregoing descriptions of the CEO Agreement and the Executive Officer Agreement are not meant to be complete and are qualified in their entirety by reference to the CEO Agreement and the form of

Executive Officer Agreement, which are included as Exhibits 10.1 and 10.2, respectively, to this report and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
Exhibit 10.1	Change in Control Agreement for Chief Executive Officer, effective December 17, 2012, between Cree, Inc. and Charles M. Swoboda
Exhibit 10.2	Form of Cree, Inc. Change in Control Agreement for Section 16 Officers other than the Chief Executive Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Michael E. McDevitt
Michael E. McDevitt
Vice President & Interim Chief Financial Officer

Date: December 20, 2012

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Change in Control Agreement for Chief Executive Officer, effective December 17, 2012, between Cree, Inc. and Charles M. Swoboda
Exhibit 10.2	Form of Cree, Inc. Change in Control Agreement for Section 16 Officers other than the Chief Executive Officer

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